   ITEM 6 (A) EXHIBITS
   EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                (in thousands except per common share data)

                                                                           Three Months Ended March 31
                                                                           ---------------------------
    PRIMARY:                                                                  1996             1995
                                                                              ----             ----
    Weighted average shares outstanding                                      20,929            20,728
                                                                            =======           =======

    Net Income                                                              $20,636           $14,871
                                                                            =======           =======


    Net Income - per share                                                  $   .99           $   .72
                                                                            =======           =======


    FULLY DILUTED:

    Weighted average of shares outstanding                                   20,929            20,728

    Assumed conversion of common stock equivalents                               47                17
                                                                            -------           -------
    Total                                                                    20,976            20,745
                                                                            =======           =======


    Net income                                                              $20,636           $14,871

    Add convertible debenture interest, net of federal income tax                62                64
                                                                            -------           -------
    Total                                                                   $20,698           $14,935
                                                                            =======           =======


    Net income - per share                                                  $   .99           $   .72
                                                                            =======           =======


ITEM 6 (B) REPORTS ON FORM 8-K

     None.